UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2007

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

The proxy statement of Cenveo, Inc. (the “Company”) for its 2007 Annual Meeting of Shareholders stated that “Shareholders may at any time direct questions to the independent directors of the Board by sending an e-mail to independentdirector@cenveo.com.”  On July 23, 2007, the New York Stock Exchange (the "NYSE") advised the Company that its Rule 303A.03 requires the Company to disclose a method for all interested parties (and not just shareholders) to communicate concerns to directors. The Company has posted on its website disclosure to confirm that any interested party may direct questions to the independent directors of the Board by sending an e-mail to independentdirector@cenveo.com.  The Company has been advised by the NYSE that this filing satisfies the concerns of the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 27, 2007

CENVEO, INC.

By:	Mark Hiltwein
Mark Hiltwein
Executive Vice President,
Chief Financial Officer